                                       CHARTER
                                          OF
                            THOMAS & BETTS TENNESSEE, INC.

                                      ARTICLE I.
                                    CORPORATE NAME

          The name of the corporation is Thomas & Betts Tennessee, Inc.

                                     ARTICLE II.
                         INITIAL REGISTERED AGENT AND OFFICE

          The initial registered agent of the corporation is C T Corporation System, and the initial registered office of the corporation is at 530 Gay Street, Knoxville, County of Knox, Tennessee 37902.

                                     ARTICLE III.
                               INITIAL PRINCIPAL OFFICE

          The initial principal office of the corporation is at 1555 Lynnfield Road Memphis, Tennessee 38119.

                                     ARTICLE IV.
                                    INCORPORATORS

          The incorporators are T. Kevin Dunnigan and Clyde R. Moore, 1555 Lynnfield Road, Memphis, Tennessee 38119.

                                      ARTICLE V
                          NATURE AND PURPOSES OF CORPORATION

          The corporation is for profit. The purposes for which this corporation is organized are to engage in and to do any lawful act concerning any or all lawful business for which corporations now or at any time hereafter may be incorporated under the Tennessee Business Corporation Act, as amended from time to time.

                                     ARTICLE VI.
                                  AUTHORIZED SHARES

          The corporation is authorized to issue 80,500,000 shares consisting of 80,000,000 shares of Common Stock, no par value, and 500,000 shares of Preferred Stock, no par value. The designations, relative rights, preferences and limitations of the shares of each class, or the manner in which such relative rights, preferences and limitations are determined, are as follows:

     COMMON STOCK.    The Common Stock shall have full voting rights and
shall entitle the holders thereof to one vote for each share of Common Stock held.

     PREFERRED STOCK. Subject to the provisions hereof, the Board of Directors is hereby expressly authorized to determine, in whole or in part, the preferences, limitations and relative rights of the Preferred Stock as a class, and to issue shares of Preferred Stock in series, and to fix from time to time before issuance the number of shares to be included in each series and the designations, relative rights, preferences and limitations of all shares of each series. The authority of the Board of Directors with respect to each series shall include, without limitation, the determination of any or all of the following matters:

     A. The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

     B. The dividend rate on the shares of such series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

     C. The redemption price or prices for shares of such series, if redeemable, and the terms and conditions of such redemption;

     D. The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

     E. The voting rights, if any, of shares of such series in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

     F. The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion;

     G. The terms or amount of any sinking fund provided for the purchase or redemption of such series; and

     H.   Any other relative rights, preferences and limitations of such series.

     The shares of each series may vary from the shares of any other series as to any of such matters.

                                     ARTICLE VII.
                            MANAGEMENT OF THE CORPORATION

          The property, affairs, and business of the corporation shall be managed by a Board of Directors which shall exercise all the powers of the corporation without action by the shareholders, except as otherwise expressly provided by statute or by this Charter or by the Bylaws.

          The Board of Directors may make Bylaws, and, from time to time may alter, amend or repeal any Bylaws; but any Bylaw made, altered or amended by the Board of Directors may be altered, amended or repealed by the shareholders at any annual meeting or at any special meeting provided notice of such proposed alteration, amendment or repeal is included in the notice of meeting.

          In discharging the duties of a director and in determining what the director reasonably believes to be in the best interests of the corporation, a director may, in addition to considering the effects of any action on shareholders and to the maximum extent permitted by law, consider any relevant factor. Without limiting the generality of the foregoing, the Board of Directors of the corporation may consider the effects a proposed merger, exchange, tender offer or significant disposition of the assets of the corporation or any of the corporation's subsidiaries would have on the corporation's employees, customers, suppliers, and the communities in which the corporation or its subsidiaries operate or are located, and the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation, in connection with its deliberations concerning, and actions taken with respect to, such merger, exchange, tender offer or significant disposition of assets.

                                     ARTICLE III.
                           LIMITATION OF DIRECTOR LIABILITY

          No person who is or was a director of the corporation, or such person's heirs, executors or administrators, shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under the Tennessee Business Corporation Act. Any repeal or modification of the provisions of this Article VIII, directly or by the adoption of an inconsistent provision of this Charter, shall not adversely affect any right or protection in favor of a particular individual at the time of such repeal or modification.

                                     ARTICLE IX.
                           SPECIAL MEETING OF SHAREHOLDERS

          A special meeting of shareholders may be called at any time by the Chairman of the Board of Directors or by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the corporation would have at the time of the adoption of such resolution if there were no vacancies, and by no other person or persons.

                                      ARTICLE X.
                    REMOVAL OF DIRECTORS AND FILLING OF VACANCIES

          Any director may be removed, either with or without cause, at any time, by the affirmative vote of at least 50% of the total number of votes entitled to be cast at a special meeting of shareholders called for that purpose.

          Any director may be removed for cause, at any time, by a majority vote of the entire Board of Directors at a meeting called for that purpose, the notice of meeting for which states that a purpose of the meeting is the removal of a director.

          Any vacancy in the Board of Directors arising at any time and for any cause, may be filled by the vote of a majority of the directors remaining in office. Any vacancy not filled by the Board of Directors may be filled by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose.

Dated:     February 20, 1996



                                            /s/ T. Kevin Dunnigan
                                            ----------------------------------
                                            T. Kevin Dunnigan, Incorporator


                                            /s/ Clyde R. Moore
                                            ----------------------------------
                                            Clyde R. Moore, Incorporator

                                ARTICLES OF MERGER OF

                 THOMAS & BETTS CORPORATION, A NEW JERSEY CORPORATION

                                    WITH AND INTO

               THOMAS & BETTS TENNESSEE, INC., A TENNESSEE CORPORATION

To the Secretary of State of the State of Tennessee:

     Pursuant to the provisions of Section 48-21-102 of the Tennessee Code Annotated, the undersigned corporation adopts the following Articles of Merger for the purpose of merging into a single corporation:

1. The Agreement and Plan of Merger is attached hereto as Appendix "A" and incorporated herein by reference.

2. As to Thomas & Betts Tennessee, Inc., the surviving corporation to the merger, the Agreement and Plan of Merger was duly adopted and approved by the board of directors by unanimous consent effective March 11, 1996 and by its sole shareholder, on April 18, 1996.

3. As to Thomas & Betts Corporation, the Agreement and Plan of Merger and performance of its terms were duly authorized by all action required by the laws under which it was organized and by its certificate of incorporation. The Agreement and Plan of Merger was approved by the board of directors at a meeting duly called and held on February 7, 1996, and by the requisite vote of the shareholders pursuant to the New Jersey Business Corporation Act on May 1, 1996.

4. The merger shall be effective upon the filing of these Articles of Merger with the Secretary of State of the State of Tennessee and the filing of the certificate of merger with the Secretary of State of New Jersey in accordance with the New Jersey Business Corporation Act.

5. Pursuant to the Agreement and Plan of Merger, at the effective time of the merger, the Charter of Thomas & Betts Tennessee, Inc., the surviving corporation, shall be amended to change its name to Thomas & Betts Corporation.

     IN WITNESS WHEREOF, the undersigned have caused this document to be executed as of the 1st day of May 1996.


THOMAS & BETTS CORPORATION                    THOMAS & BETTS TENNESSEE, INC.


By: /s/ T. Kevin Dunnigan                     By: /s/ T. Kevin Dunnigan
   --------------------------------              ------------------------------
   T. Kevin Dunnigan, Chairman                   T. Kevin Dunnigan, Chairman
   and Chief Executive Officer                   and Chief Executive Officer

                         ARTICLES OF AMENDMENT TO THE CHARTER


CORPORATE CONTROL NUMBER:    0307723

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

1.   PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS ON RECORD:
     Thomas & Betts Corporation
     IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:
       N/A

2.   PLEASE INSERT ANY CHANGES THAT APPLY:

     A.   PRINCIPAL ADDRESS:  8155 T&B Boulevard, Memphis, TN 38125

     B.   REGISTERED AGENT:

     C.   REGISTERED ADDRESS:

     D.   OTHER CHANGES:

3.   THE CORPORATION IS FOR PROFIT.

4. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

          See attached resolutions

5.   THE AMENDMENT WAS DULY ADOPTED ON   December 3, 1997
     BY:


                                              THOMAS & BETTS CORPORATION


                                              /s/   Clyde R. Moore
                                              ---------------------------------
                                              Clyde R. Moore          Signature
                                              President and Chief
                                              Executive Officer

                                AS OF DECEMBER 3, 1997
                     RESOLUTION ADOPTING SHAREHOLDER RIGHTS PLAN


     WHEREAS, the Board of Directors deems it desirable and in the best interests of the Corporation and its shareholders that steps be taken to preserve for shareholders the long-term value of the Corporation in the event of a potential takeover; and

     WHEREAS, the Board of Directors believes that a dividend to holders of the Corporation's common stock, no par value per share ("Common Shares"), of rights ("Rights") to purchase shares of a newly established and designated series of the Corporation's preferred stock, having the relative rights, preferences and limitations set forth below ("Preferred Shares"), on the terms and subject to the conditions hereinafter provided will contribute to the preservation of the Corporation's long-term value for its shareholders.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby declares that a dividend of one Right for each Common Share be paid on December 15, 1997 to stockholders of record of the Common Shares issued and outstanding at the close of business on such date, each Right representing the right to purchase 1/200 of a Preferred Share upon the terms and subject to the conditions set forth in the summary of a shareholder rights agreement presented to this meeting.

     RESOLVED FURTHER, that the exercise price of the Rights shall be $200 per Right and that the redemption price therefor shall be $.005 per Right.

     RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to execute a rights agreement (the "Rights Agreement"), with such modifications as the officers executing the same, with advice of counsel, shall approve, and to deliver the same to the Rights Agent thereunder, such execution and delivery conclusively to evidence the due authorization and approval thereof by the Corporation.

     RESOLVED FURTHER, that certificates evidencing the Rights (the "Rights Certificates") shall be substantially in the form set forth in the Rights Agreement and shall be issued and delivered as provided therein.

     RESOLVED FURTHER, that the Rights Certificates shall be signed by the President and Chief Executive Officer, the Vice President-Finance and Treasurer or any Vice President and shall be attested by the Secretary or the Assistant Secretary of the Corporation, provided that the signature of any of said officers of the Corporation may, but need not be, a facsimile signature imprinted or otherwise reproduced on the Rights Certificates, and that the Corporation hereby adopts for such purpose the facsimile signature of the present or any future President and Chief Executive Officer, Vice President-Finance and Treasurer, Vice President, Secretary or Assistant Secretary of the Corporation, notwithstanding the fact that at the time the Rights Certificates shall be authenticated and delivered or disposed of he or she shall have ceased to be such officer.

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

     RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized to execute on behalf of the Corporation Rights Certificates issued to replace lost, stolen, mutilated or destroyed Rights Certificates, and such Rights Certificates as may be required for exchange, substitution or transfer as provided in the Rights Agreement in the manner and form to be required in, or contemplated by, the Rights Agreement.

     RESOLVED FURTHER, that the Rights Certificates shall be manually countersigned by the Rights Agent and books for the registration and transfer of the Rights Certificates shall be maintained by the Rights Agent at its principal offices.

     RESOLVED FURTHER, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Charter, the Board of Directors hereby creates a series of Preferred Stock, no par value per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Charter of the Corporation, which are applicable to the Preferred Stock of all classes and series), as set forth in the Certificate of Designation comprising an exhibit to the Rights Agreement.

     RESOLVED FURTHER, that 300,000 Preferred Shares be, and they hereby are, initially reserved for issuance upon exercise of the Rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement.

     RESOLVED FURTHER, that the First Chicago Trust Company of New York (the "Bank") be, and it hereby is, appointed Rights Agent under the Rights Agreement, and that upon presentation to it of Rights Certificates for exercise in accordance with the Rights Agreement, the Bank is authorized, as Transfer Agent and Registrar for the Preferred Shares, to issue originally, countersign, register and deliver the Preferred Shares issuable upon such exercise.

     RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized, for and on behalf of the Corporation, to execute personally or by attorney-in-fact and to cause to be filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Preferred Shares issuable upon exercise of the Rights, and thereafter to execute and cause to be filed any amended registration statement or registration statements and amended prospectus or prospectuses, or amendments or supplements to any of the foregoing, and to cause such registration statement and any amendments thereto to become effective in accordance with the Securities Act and the General Rules and Regulations of the Securities and Exchange Commission thereunder.

     RESOLVED FURTHER, that the Vice President-General Counsel of the Corporation be, and he hereby is, appointed as agent for service of the Corporation with respect to said registration statement with all the powers and functions specified in the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

     RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized, jointly and severally, in the name and on behalf of the Corporation, to take all such actions and to execute all such documents as they may deem necessary or appropriate in connection with the issuance of the Rights and the Preferred Shares issuable upon exercise of the Rights in order to comply with the Securities Act and the Securities Exchange Act of 1934, as amended.

     RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized, jointly and severally, in the name and on behalf of the Corporation, to execute and file such application or applications, and amendments and supplements thereto, and take such other action as may be necessary to list the Rights (and, if in the judgment of such officers it is appropriate to do so, the Preferred Shares issuable upon exercise thereof) on the New York Stock Exchange and on any other stock exchanges deemed appropriate by such officers of the Corporation, and that the proper officers of the Corporation be, and each of them hereby is, authorized to appear before the Securities and Exchange Commission and any stock exchanges, and to execute such papers and agreements as may be necessary to conform with the requirements of the Securities and Exchange Commission and any such stock exchanges and to effectuate such listing and registration.

     RESOLVED FURTHER, that the form of Indemnity Agreement required by the New York Stock Exchange, indemnifying the New York Stock Exchange, and others against loss resulting from reliance on the facsimile signatures of the officers of the Corporation on the Rights (or Preferred Shares issuable upon exercise thereof) be, and it hereby is, approved, and that the proper officers of the Corporation be, and each of them hereby is, authorized to execute and deliver such Indemnity Agreement.

     RESOLVED FURTHER, that so long as the Rights are attached to the Common Shares as provided in the Rights Agreement, one additional Right shall be delivered with each Common Share that shall become outstanding after December 15, 1997, including but not limited to Common Shares issued upon conversion of any convertible securities of the Corporation and the exercise of options to purchase Common Shares granted by the Corporation.

     RESOLVED FURTHER, that the Board of Directors deems it desirable and in the best interests of the Corporation that the Preferred Shares issuable upon exercise of the Rights be qualified or registered for sale in various jurisdictions; that the President and Chief Executive Officer, the Vice President-Finance and Treasurer, any Vice President, the Secretary and the Assistant Secretary be, and each of them hereby is, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Preferred Shares issuable upon exercise of the Rights as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such papers or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.

     RESOLVED FURTHER, the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents if (i) in the opinion of the officers of the Corporation executing the same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or the Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting.

     RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, jointly and severally, for and on behalf of the Corporation, to execute and deliver any and all certificates, agreements and other documents, take any and all steps and do any and all things which they may deem necessary or advisable, with advice of counsel, in order to effectuate the purposes of each and all of the foregoing resolutions.

     RESOLVED FURTHER, that any actions taken by such officers prior to the date of this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respect as the acts and deeds of the Corporation.